Exhibit 99.1

Kinnate Biopharma Inc. Appoints Helen Sabzevari, Ph.D. to Board of Directors

Accomplished immunologist and veteran biopharma executive has extensive experience in advancing pre-clinical stage oncology programs into the clinic

SAN FRANCISCO and SAN DIEGO – June 28, 2021 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced the appointment of Helen Sabzevari, Ph.D. to its Board of Directors. Dr. Sabzevari is a global thought leader who is internationally recognized for her work in the field of oncology.  Her career-long efforts have helped bridge the gap between cancer cell biology and immunology, bringing these disciplines together to understand how the immune system and cancer cells interact on the broader system level and form the basis for many current efforts in immuno-oncology, particularly in the field of cancer vaccines.

“We are honored to welcome Helen to the Kinnate Board of Directors. She is internationally recognized for her work in the field of immuno-oncology and her patient-first approach will bring an important perspective to our team as we initiate clinical studies for our lead program, KIN-2787,” said Nima Farzan, CEO of Kinnate. “Helen is a passionate leader with an incredible track record of success in the biopharmaceutical industry. On behalf of the entire team, we look forward to drawing from her experience to support Kinnate’s growth.”

Dr. Sabzevari is currently President and CEO of Precigen, Inc., a dedicated discovery and clinical stage biopharmaceutical company.  At Precigen, Dr. Sabzevari is leading discovery and development of the next generation of gene and cell therapies using precision technology to unmet medical needs in the areas of immuno-oncology, autoimmune disorders, and infectious diseases.

Prior to Precigen, Dr. Sabzevari was co-founder and chief scientific officer of Compass Therapeutics, a fully integrated drug discovery and development company focused on manipulating the immune system to treat human disease.  Prior to Compass Therapeutics, Dr. Sabzevari was senior vice president of immuno-oncology at Merck Serono (a subsidiary of Merck KGaA, Darmstadt, Germany), where her pioneering efforts led to the foundation of Merck Serono’s immuno-oncology translational innovation platform for developing and advancing therapies, including cancer vaccines, cancer stem cell treatments and approaches to reset the immune system so that it is primed to eliminate cancer cells. Prior to Merck Serono, Dr. Sabzevari led the Molecular Immunology Group at the Laboratory of Tumor Immunology and Biology at the US National Cancer Institute (LTIB-NCI), where she was focused on design, development and delivery of novel vaccines and immunotherapies for a range of human cancers.

Dr. Sabzevari has been author or senior author on over 40 scientific publications and has been the recipient of the Mass High Tech’s Women to Watch Award, the PharmaVOICE 100 Award and the NIH Merit Award for major contributions to the field of cancer immunotherapy. Most recently, Dr. Sabzevari received the Society for Immunotherapy of Cancer (SITC) Team Science Award for her work on the NCI Cancer Immunotherapy Program Team.

Dr. Sabzevari received her Ph.D. in cell and molecular immunology and completed her postdoctoral work at the department of immunology at the Scripps Research Institute working on various immunotherapeutic modalities in the treatment of cancer and autoimmune diseases.

“I am pleased to join the esteemed group of biopharma innovators and executives on the Kinnate Board of Directors. The work the company has done in developing a potential new generation of kinase inhibitor product candidates is exciting and may offer new treatment options for the many patients who are not benefiting from existing targeted cancer therapies,” said Dr. Sabzevari. “Under Nima’s leadership, Kinnate has successfully hit a number of important milestones in a short period of time, and I am looking forward to supporting them as they enter this important next phase of progress into the clinic.”

About Kinnate
Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products for underserved populations. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, the expected timing for our initiation of our clinical trials, the potential benefits and treatment indications of our product candidates and the continued advancement of our product candidates and progression of our pipeline.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to operating as a preclinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical trial results; negative impacts of the COVID-19 pandemic on our business, including planned clinical trials and ongoing and planned preclinical trials; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and any future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.

These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:
Investors:
Patti Bank
Westwicke, an ICR Company
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
203-918-4347
colin@bioscribe.com